UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

WORTHINGTON ENTERPRISES, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-08399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Old Wilson Bridge Road
Columbus, Ohio		43085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 438-3210

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Without Par Value	WOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02:

On June 23, 2026, Worthington Enterprises, Inc. ("we," "our," and "us") issued a news release (the “Financial Release”) reporting results for the three-month period ended May 31, 2026 (our fiscal 2026 fourth quarter). A copy of the Financial Release is furnished herewith as Exhibit 99.1 and is incorporated herein by this reference.

We have included both financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and non-GAAP financial measures in the Financial Release to provide investors with additional information that we believe allows for increased comparability of the performance of our ongoing operations from period to period. Please see the Financial Release for further explanations of why we use the non-GAAP financial measures and the reconciliations to the most comparable GAAP financial measures.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On June 23, 2026, our Board of Directors (the “Board”), in accordance with our Code of Regulations and upon the recommendation of its Nominating and Governance Committee, increased the number of authorized directors from 13 to 14, and appointed W. Bradley Southern as a director to serve as a member of the class of directors whose terms expire at our 2026 annual meeting of shareholders, filling the vacancy created by the increase in the number of authorized directors. Mr. Southern’s appointment was immediately effective. Mr. Southern, 66, served as Chief Executive Officer of Louisiana-Pacific Corporation (LP), a leading building solutions company, from 2017 through 2026, and as Chair of the Board from 2020 to 2026. Mr. Southern previously served as LP’s Chief Operating Officer from 2016 to 2017, Executive Vice President and General Manager, OSB from 2015 to 2016, Senior Vice President and General Manager, Siding and Moulding from 2004 to 2015, and in various other operational and financial leadership roles since joining LP in 1999. Prior to joining LP, Mr. Southern held a variety of operational, strategic planning, and financial management positions with MacMillan Bloedel from 1984 to 1999. Mr. Southern currently serves as chair of the board of directors of the Nashville Branch of the Federal Reserve Bank of Atlanta. He previously served on the boards of GMS, Inc., Astec Industries, Inc., Keller Group, Saltco Land and Timber Company, and the Land Trust of Tennessee. Mr. Southern holds a Master of Forest Resources and a Bachelor of Science in Forest Resources from the University of Georgia. Mr. Southern’s extensive executive leadership experience in manufacturing operations, capital allocation, strategic planning, and public company governance make him well-qualified to serve on the Board. Mr. Southern has not been appointed to any committee of the Board.

Mr. Southern will participate, on a pro-rated basis, in the compensation program for our non-employee directors described in our definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2025. Mr. Southern will also enter into an indemnification agreement with us, the form of which is disclosed as Exhibit 10.35 to our Annual Report on Form 10-K, filed with the SEC on July 30, 2024. There are no arrangements or understandings between Mr. Southern and any person pursuant to which Mr. Southern was selected as a director, and no family relationships exist between Mr. Southern and any of our directors or executive officers. Mr. Southern is not a party to any transaction to which we are or were a participant and in which Mr. Southern has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Pursuant to our Corporate Governance Guidelines, the Board shall not nominate any individual to serve as a non-employee director if such individual will reach age 75 as of the date of the relevant shareholders’ meeting. Accordingly, the Board does not plan to nominate for re-election Michael J. Endres, Ozey K. Horton, Jr., and Virgil L. Winland, whose terms expire at our 2026 annual meeting of shareholders, as each individual will be age 75 or older at such meeting. With the appointment of Mr. Southern, the Board plans to reduce the number of authorized directors to 11 contemporaneous with the retirements of Messrs. Endres, Horton and Winland.

Item 8.01.	Other Events.

On June 23, 2026, we issued a news release (the “Dividend Release”) reporting that the Board declared a quarterly cash dividend of $0.20 per share in respect of our common shares. The dividend was declared on June 23, 2026, and is payable on September 29, 2026 to shareholders of record at the close of business on September 15, 2026. A copy of the Dividend Release is included with this Form 8‑K as Exhibit 99.4 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are included with this Form 8‑K:

Exhibit No.	Description

99.1	News Release issued by Worthington Enterprises, Inc. on June 23, 2026 (Financial Release)
99.2	News Release issued by Worthington Enterprises, Inc. on June 23, 2026 (Dividend Release)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON ENTERPRISES, INC.

Date:	June 23, 2026	By:	/s/Patrick J. Kennedy
Patrick J. Kennedy, Vice President - General Counsel and Secretary